UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
5.50% Series D preferred shares	AXS PRD	New York Stock Exchange
Depositary Shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

AXIS Capital Holdings Limited (the “Company”) held its Annual General Meeting of Shareholders on May 2, 2019 (the “Annual Meeting”). Shareholders were asked to vote with respect to three proposals. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the results of voting on each such matters.

Proposal No.1 - The election of the Class III Directors named below to serve until the 2022 Annual General Meeting of Shareholders. There was no solicitation in opposition to either of the nominees listed in the proxy statement and all of the nominees were elected.

Director Name	For	Withheld	Broker Non-Votes
Albert A. Benchimol	69,809,185	1,167,888	5,302,370
Christopher V. Greetham	69,073,463	1,903,610	5,302,370
Maurice A. Keane	67,867,319	3,109,754	5,302,370
Henry B. Smith	67,328,828	3,648,245	5,302,370

Proposal No. 2 - The shareholders approved, in a non-binding vote, the compensation paid to the Company’s named executive officers as set forth below.

For	Against	Abstain	Broker Non-Votes
47,862,931	22,985,078	129,064	5,302,370

Proposal No. 3 - The shareholders approved the appointment of Deloitte Ltd., Hamilton, Bermuda, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm as set forth below.

For	Against	Abstain	Broker Non-Votes
74,952,440	1,314,474	12,529	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2019

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel